CHC GROUP PROVIDES FISCAL-2015, LONG-TERM GUIDANCE,
REPORTS FISCAL-2014 FULL-YEAR, FOURTH-QUARTER OPERATING RESULTS

•	Company Describes Trajectory for Growth, Profitability, Cash Flow

•	CHC Repurchases $65 Million of Bonds After End of Fiscal 2014

•	New Brazil, Poland Facilities Increase Capabilities, Value to Customers

July 9, 2014 - Vancouver, British Columbia, Canada - CHC Group Ltd. (NYSE: HELI), the parent company of CHC Helicopter, said it entered fiscal 2015 well positioned to deliver on its long-term financial priorities of strengthening the balance sheet, generating free cash flow and delivering profitable growth.

Along with operating results for fiscal 2014, which ended April 30, the company today provided the first long-term guidance since its initial public offering in January 2014.

Fiscal-2014 fourth-quarter revenue was $453 million, up 3 percent year-over-year. (Except where noted, all comparisons are to the same year-ago period.) A net loss of $26 million represented improvement of $3 million. Adjusted EBITDAR (earnings before interest, taxes, depreciation, amortization and rental costs), excluding special items, was $132 million for the quarter, down 4 percent. All references to EBITDAR in this release represent “adjusted EBITDAR excluding special items.”

(Periods ended April 30; US$ in millions, except margin, shares, EPS data)	Quarter			Full year
	FY13	FY14	% Change	FY13	FY14	% Change
As reported:
Revenue	$439	$453	3%	$1,744	$1,765	1%
Operating revenue[1]	399	412	3%	1,578	1,600	1%
Operating income	23	24	3%	94	40	-58%
Net (loss)	(29)	(26)	10%	(116)	(171)	-47%
Controlling interest	(35)	(23)	33%	(119)	(173)	-44%
Non-controlling interest	6	(3)	-149%	3	2	-45%
Net (loss) per ordinary share[2]	$(0.75)	$(0.29)	61%	$(2.59)	$(3.09)	-19%
Weighted average number of ordinary stock outstanding - basic and diluted	46,519,484	79,845,327	72%	46,519,484	55,919,484	20%
Adjusted[3]:
EBITDAR excluding special items[4]	137	132	-4%	484	471	-3%
Margin[5]	34%	32%	-240bps	31%	29%	-130bps
Net loss[6]	(11)	(14)	-27%	(62)	(97)	-55%
Net loss per ordinary share[7]	$(0.14)	$(0.17)	-21%	$(0.80)	$(1.24)	-55%
Share count[8]	77,519,484	79,845,327	—	77,519,484	78,086,607	—

1.	Operating revenue is total revenue less reimbursable revenue which is costs reimbursed from customers.

2.	Net loss per ordinary share is calculated by net loss attributable to controlling interest divided by weighted average number of ordinary stock outstanding - basic and diluted.

3.	See a description of non-GAAP calculations and reconciliation to comparable GAAP measures on Pages 10, 11 and 12.

4.
For the third quarter of fiscal 2014, the impact of items related to the IPO was excluded from adjusted EBITDAR. See a description of non-GAAP calculations and reconciliation to comparable GAAP measures on Pages 10, 11 and 12.

5.	Adjusted EBITDAR margin is calculated as a percentage of operating revenue.

6.
Net loss, which excludes one-time IPO costs, asset dispositions, asset impairments, the revaluation of our derivatives and foreign-exchange (loss), and net income or loss attributable to non-controlling interests and debt extinguishment.

7.	Net loss per share is calculated by dividing adjusted net loss by adjusted share count.

8.	Adjusted share count is the number of ordinary shares outstanding at the IPO date, adjusted for the weighted average of shares issued subsequent to this date.

William Amelio, CHC president and chief executive officer:
“Major indicators about expected growth in oil-and-gas exploration and production remain positive, especially in deepwater and ultra-deepwater locations. We believe we are positioning CHC well to capture this growth, while delivering on our financial goals for fiscal 2015 and the longer term.”

Joan Hooper, CHC chief financial officer:
“Our team is focused on driving the right things: safe operations, customer satisfaction and operating efficiency. These priorities, along with a disciplined capital-allocation process, will enable us to grow profitably, reduce leverage and accelerate our timeline to become free-cash-flow positive.”

RESULTS
FINANCIAL PRIORITIES
Balance Sheet:

•
CHC redeemed $130 million of senior secured notes in the quarter. Following the fourth quarter, the company made additional progress in reducing its debt by completing a $65 million bond-repurchase program. At the fiscal year-end, liquidity was a strong $651 million, and adjusted net debt to EBITDAR was 5.3 times.

Adjusted EBITDAR:

•	Consolidated EBITDAR was $471 million for full-year fiscal 2014, down 3 percent in part because of a worldwide suspension of overwater flights with EC225 aircraft during much of the year.

•
Full-year adjusted EBITDAR from Helicopter Services, CHC’s flying unit, was up 4 percent. Within Heli-One, the world’s largest independent provider of helicopter maintenance, repair and overhaul (MRO) services, adjusted EBITDAR was down 40 percent.

Growth:

•
Overall revenue growth was driven by a combination of new, higher-return contracts in multiple Helicopter Services regions, as well as by new power-by-the-hour, or PBH, contracts and other MRO work in Heli-One.

•	Total flying revenue for fiscal 2014 increased 1 percent, with the largest regional gains made in the North Sea. Full-year sales of third-party MRO services increased 5 percent.

HELICOPTER SERVICES (flying):

•
In June, Statoil selected CHC to fly crews, on a five year contract, from Aberdeen or Sumburgh, U.K., to the new Mariner field 250 kilometers off the northeastern coast of Scotland. Mariner is the largest oil-and-gas field development on the U.K. Continental Shelf in more than a decade, with gross investment of more than $7 billion.

•
Separately, in May Norway-based Statoil awarded CHC a contract to provide vital helicopter transportation to a new exploration rig in the Atlantic Ocean, off the coast of Newfoundland. Under the contract CHC Canada will operate two Sikorsky S-92 helicopters between a base in St. John’s and Statoil’s West Hercules rig.

•
In May, CHC opened a new, larger facility for its existing subsidiary operations at Cabo Frio International Airport, in Brazil’s oil-rich Campos Basin. The hangar improves and streamlines services to customers and passengers, increases aircraft capacity for anticipated long-term growth, and accommodates advanced maintenance operations.

HELI-ONE (maintenance, repair and overhaul):

•
Last month, Heli-One took a big step to address current and anticipated needs of MRO customers in Europe and the Middle East, particularly those flying “heavy” helicopters, by formally opening a new, 65,000 square-foot MRO hangar in Rzeszow, Poland. Since February 2013, Heli-One had occupied a temporary facility in Rzeszow, an area recognized for deep aviation instruction, experience and talent.

•
Among recent MRO new-business wins were a three-year agreement to provide component and engine services for AAR Airlift’s 20 Sikorsky S-61 helicopters; one to provide exclusive component services for Airbus AS350 aircraft operated by Air Methods Corp.; and a five-year, PBH support contract for a Sikorsky S-76 at Weststar Aviation Services.

GUIDANCE
According to Mr. Amelio, CHC is executing a long-term plan to strengthen the company’s balance sheet, expand EBITDAR dollars and margin, and drive disciplined growth. Those financial priorities, he said, include determined action to reduce leverage and become free-cash-flow positive sooner than originally planned.

CHC’s long-term guidance, Mr. Amelio said, is based on:

1)	An opportunity for significant, long-term growth in a fundamentally strong market, particularly deepwater and ultra-deepwater offshore oil-and-gas transportation

2)	The company’s expansive global footprint, in both established and newer O&G regions, and safety leadership

3)	Operating excellence, enabled by an ambitious transformation and continuous improvement, and

4)	The company’s commitment to disciplined growth.

FULL-YEAR FY2015

(US$ in millions, except % changes)	Guidance
Revenue growth	Mid to high single-digit
EBITDAR growth	High single to low double-digits
Lease expense	$275 to $295
Interest expense	$135 to $150
Tax expense	$30 to $40
Net expansionary capex	$105 to $135
Maintenance capex	$90 to $110
Free cash flow	-$180 to -$210

LONG-TERM, FY2015 - FY2018

(US$ millions, except % changes)	Guidance
Revenue CAGR	High single-digit to mid-teens
EBITDAR CAGR	High teens to mid-20s
Free cash flow	Exit fiscal 2017 FCF positive

About CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The company operates about 240 aircraft in approximately 30 countries around the world.

#####

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended and other applicable securities legislation. All statements, other than statements of historical fact included in this press release regarding our strategy, future operations, projections, conclusions, forecasts, fiscal year 2015 guidance and other statements are “forward-looking statements”. While these forward-looking statements represent our best current judgment, actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking statements. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include: competition in the markets we serve, our ability to secure and maintain long-term support contracts, our ability to maintain standards of acceptable safety performance, political, economic, and regulatory uncertainty, problems with our non-wholly owned entities, including potential conflicts with the other owners of such entities, exposure to credit risks, our ability to continue funding our working capital requirements, risks inherent in the operation of helicopters, unanticipated costs or cost increases associated with our business operations, exchange rate fluctuations, trade industry exposure, inflation, ability to continue maintaining government issued licenses, necessary aircraft or insurance, loss of key personnel, work stoppages due to labor disputes, and future material acquisitions or dispositions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The Company disclaims any intentions or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K and quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.

Contact Information
INVESTORS
Lynn Antipas Tyson
Vice President, Investor Relations
+1.914.485.1150
lynn.tyson@chc.ca

MEDIA
T.R. Reid
Vice President, Global Communications
+1.512.869.9094
t.r.reid@chc.ca

Consolidated Statements of Operations
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Year ended
	April 30, 2013	April 30, 2014	April 30, 2013	April 30, 2014
Operating revenue	$398,545	$411,993	$1,578,309	$1,600,310
Reimbursable revenue	40,608	40,789	165,538	164,669
Revenue	439,153	452,782	1,743,847	1,764,979
Operating expenses:
Direct costs	(338,708)	(367,124)	(1,391,837)	(1,460,037)
Earnings from equity accounted investees	2,031	1,250	4,718	7,240
General and administration costs	(17,814)	(17,248)	(74,113)	(95,087)
Depreciation	(47,280)	(38,415)	(131,926)	(144,573)
Restructuring costs	(2,359)	—	(10,976)	—
Asset impairments	(5,763)	(2,977)	(29,981)	(25,933)
Loss on disposal of assets	(6,464)	(4,688)	(15,483)	(6,631)
	(416,357)	(429,202)	(1,649,598)	(1,725,021)
Operating income	22,796	23,580	94,249	39,958
Interest on long-term debt	(33,250)	(35,586)	(127,199)	(153,222)
Foreign exchange gain (loss)	(18,365)	18,448	(11,383)	(6,028)
Other financing charges	3,706	(21,638)	(18,729)	(23,253)
Loss from continuing operations before income tax	(25,113)	(15,196)	(63,062)	(142,545)
Income tax expense	(3,846)	(10,885)	(54,452)	(28,374)
Loss from continuing operations	(28,959)	(26,081)	(117,514)	(170,919)
Earnings from discontinued operations, net of tax	1	—	1,025	—
Net loss	$(28,958)	$(26,081)	$(116,489)	$(170,919)
Net earnings (loss) attributable to:
Controlling interest	$(34,830)	$(23,224)	$(119,436)	$(172,548)
Non-controlling interests	5,872	(2,857)	2,947	1,629
Net loss	$(28,958)	$(26,081)	$(116,489)	$(170,919)

Net loss per ordinary share attributable to controlling interest - basic and diluted:
Continuing operations	$(0.75)	$(0.29)	$(2.59)	$(3.09)
Discontinued operations	$—	$—	$0.02	$—
Net loss per ordinary share(1)	$(0.75)	$(0.29)	$(2.57)	$(3.09)
Weighted average number of shares outstanding - basic and diluted:	46,519,484	79,845,327	46,519,484	55,919,484

(1) Net loss per ordinary share is calculated by net loss attributable to controlling interest divided by weighted average number of ordinary stock outstanding - basic and diluted.

Consolidated Balance Sheets
(Expressed in thousands of United States dollars)
(Unaudited)

	April 30, 2013	April 30, 2014
Assets
Current assets:
Cash and cash equivalents	$123,801	$302,522
Receivables, net of allowance for doubtful accounts of $4.3 million and $2.3 million, respectively	317,302	292,339
Income taxes receivable	25,871	28,172
Deferred income tax assets	49	60
Inventories	105,794	130,891
Prepaid expenses	22,219	27,683
Other assets	56,083	49,209
	651,119	830,876
Property and equipment, net	1,075,254	1,050,759
Investments	26,896	31,351
Intangible assets	197,810	177,863
Goodwill	430,462	432,376
Restricted cash	29,639	31,566
Other assets	439,789	519,306
Deferred income tax assets	10,752	3,381
Assets held for sale	32,047	26,849
	$2,893,768	$3,104,327
Liabilities and Shareholders' Equity
Current liabilities:
Payables and accruals	$420,406	$355,341
Deferred revenue	27,652	30,436
Income taxes payable	48,073	41,975
Deferred income tax liabilities	618	98
Current facility secured by accounts receivable	53,512	62,596
Other liabilities	47,791	55,170
Current portion of long-term debt obligations	2,138	4,107
	600,190	549,723
Long-term debt obligations	1,475,087	1,546,155
Deferred revenue	55,990	81,485
Other liabilities	246,455	287,385
Deferred income tax liabilities	10,627	10,665
Total liabilities	2,388,349	2,475,413
Redeemable non-controlling interests	(8,262)	(22,578)
Capital stock: Par value $0.0001:
Authorized: 2,000,000,000
Issued: 46,519,484 and 80,519,484	5	8
Additional paid-in capital	1,696,066	2,039,371
Deficit	(1,092,555)	(1,265,103)
Accumulated other comprehensive loss	(89,835)	(122,784)
	513,681	651,492
	$2,893,768	$3,104,327

Consolidated Statements of Cash Flows
(Expressed in thousands of United States dollars)
(Unaudited)

	Year ended
	April 30, 2013	April 30, 2014
Cash provided by (used in):
Operating activities:
Net loss	$(116,489)	$(170,919)
Earnings from discontinued operations, net of tax	1,025	—
Loss from continuing operations	(117,514)	(170,919)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation	131,926	144,573
Loss on disposal of assets	15,483	6,631
Asset impairments	29,981	25,933
Earnings from equity accounted investees less dividends received	(2,669)	(3,930)
Deferred income taxes	20,586	6,705
Non-cash stock-based compensation expense	446	25,504
Amortization of unfavorable contract credits	(2,842)	—
Amortization of lease related fixed interest rate obligations	(2,803)	(1,226)
Amortization of long-term debt and lease deferred financing costs and debt extinguishment	9,952	20,438
Non-cash accrued interest income on funded residual value guarantees	(6,990)	(6,085)
Mark to market loss on derivative instruments	405	3,648
Non-cash defined benefit pension expense (income)	7,398	(879)
Defined benefit contributions and benefits paid	(46,673)	(44,980)
Unrealized loss on foreign currency exchange translation	6,290	7,213
Increase to deferred lease financing costs	(4,076)	(6,845)
Other	9,765	3,811
Increase (decrease) in cash resulting from changes in operating assets and liabilities	(47,462)	2,737
Cash provided by operating activities	1,203	12,329
Financing activities:
Sold interest in accounts receivable, net of collections	7,262	8,122
Net proceeds from issuance of capital stock	—	317,804
Proceeds from issuance of senior secured notes	202,000	—
Proceeds from issuance of senior unsecured notes	—	300,000
Long-term debt proceeds	1,168,745	760,000
Long-term debt repayments	(1,178,035)	(889,527)
Redemption of senior secured notes	—	(133,900)
Increase in senior secured notes, senior credit facility and revolver deferred financing costs	(3,971)	(14,296)
Related party loans	25,000	(25,148)
Cash provided by financing activities	221,001	323,055
Investing activities:
Property and equipment additions	(427,879)	(646,753)
Proceeds from disposal of property and equipment	353,341	618,282
Helicopter deposits net of lease inception refunds	(71,675)	(112,469)
Restricted cash	(5,753)	297
Cash used in investing activities	(151,966)	(140,643)
Cash provided by continuing operations	70,238	194,741
Cash flows provided by (used in) discontinued operations:
Cash flows provided by operating activities	1,025	—
Cash flows used in financing activities	(1,025)	—
Cash provided by (used in) discontinued operations	—	—
Effect of exchange rate changes on cash and cash equivalents	(2,076)	(16,020)
Change in cash and cash equivalents during the period	68,162	178,721
Cash and cash equivalents, beginning of period	55,639	123,801
Cash and cash equivalents, end of period	$123,801	$302,522

Segment Performance
(Expressed in thousands of United States dollars)
(Unaudited)
Segment Third-party Revenue

	Three months ended		Year ended
	April 30, 2013	April 30, 2014	April 30, 2013	April 30, 2014
Helicopter Services operating revenue	$354,604	$364,358	$1,437,865	$1,453,039
Reimbursable revenue	40,608	40,789	165,538	164,669
Helicopter Services total external revenue	395,212	405,147	1,603,403	1,617,708
Heli-One external revenue	43,941	47,635	140,444	147,271
Consolidated external revenue	$439,153	$452,782	$1,743,847	$1,764,979

EBITDAR Summary

	Three months ended		Year ended
	April 30, 2013	April 30, 2014	April 30, 2013	April 30, 2014
Helicopter Services	$125,548	$128,562	$469,651	$487,838
Heli-One	30,389	21,288	91,700	55,334
Corporate	(17,814)	(17,248)	(74,113)	(95,087)
Eliminations	(1,115)	(1,710)	(2,887)	(3,097)
Adjusted EBITDAR(1)	$137,008	$130,892	$484,351	$444,988

(1) See a description of non-GAAP calculations and reconciliation to comparable GAAP measures below.

Non-GAAP Financial Measures:

This press release includes non-GAAP financial measures, including: adjusted net earnings (loss); earnings before interest, taxes, depreciation, amortization and aircraft lease rent and associated costs (“Adjusted EBITDAR”) referred to above as EBITDAR; adjusted net loss per ordinary share, which is calculated by dividing adjusted net loss by the number of ordinary shares outstanding at our IPO date, adjusted for the weighted average of shares issued subsequent to this date, that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDAR also excludes special items related to our initial public offering and were incurred in fiscal 2014. These non-GAAP measures are not performance measures under GAAP and should not be considered as alternatives to net earnings (loss) or any other performance or liquidity measures derived in accordance with GAAP. In addition, these measures may not be comparable to similarly titled measures of other companies. CHC has provided a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure below and above. CHC has chosen to include adjusted net earnings (loss) as we consider this to be a useful measure of our results before asset impairments, gain or loss on the disposal of assets and foreign exchange gains or losses. We have chosen to include Adjusted EBITDAR and Adjusted EBITDAR excluding special items, as we consider these to be significant indicators of our financial performance and we use these measures to assist us in allocating available capital resources. CHC has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure below and has presented a detailed discussion of its reasons for including non-GAAP financial measures and the limitations associated with those measures as part of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K. CHC encourages investors to review the reconciliation and the non-GAAP discussion in conjunction with our presentation of these non-GAAP financial measures.

EBITDAR - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Year ended
	April 30, 2013	April 30, 2014	April 30, 2013	April 30, 2014
Helicopter Services	$125,548	$128,562	$469,651	$487,838
Heli-One	30,389	21,288	91,700	55,334
Corporate	(17,814)	(17,248)	(74,113)	(95,087)
Eliminations	(1,115)	(1,710)	(2,887)	(3,097)
Adjusted EBITDAR	137,008	130,892	484,351	444,988
Helicopter lease and associated costs	(52,346)	(61,232)	(201,736)	(227,893)
Depreciation	(47,280)	(38,415)	(131,926)	(144,573)
Restructuring	(2,359)	—	(10,976)	—
Asset impairments	(5,763)	(2,977)	(29,981)	(25,933)
Loss on disposal of assets	(6,464)	(4,688)	(15,483)	(6,631)
Operating income	22,796	23,580	94,249	39,958
Interest on long-term debt	(33,250)	(35,586)	(127,199)	(153,222)
Foreign exchange gain (loss)	(18,365)	18,448	(11,383)	(6,028)
Other financing charges	3,706	(21,638)	(18,729)	(23,253)
Loss from continuing operations before income tax	(25,113)	(15,196)	(63,062)	(142,545)
Income tax expense	(3,846)	(10,885)	(54,452)	(28,374)
Loss from continuing operations	(28,959)	(26,081)	(117,514)	(170,919)
Earnings from discontinued operations, net of tax	1	—	1,025	—
Net loss	$(28,958)	$(26,081)	$(116,489)	$(170,919)
Net earnings (loss) attributable to:
Controlling interest	$(34,830)	$(23,224)	$(119,436)	$(172,548)
Non-controlling interests	$5,872	$(2,857)	$2,947	$1,629
Net loss	$(28,958)	$(26,081)	$(116,489)	$(170,919)

EBITDAR excluding special items - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Year ended
	April 30, 2013	April 30, 2014	April 30, 2013	April 30, 2014
Adjusted EBITDAR	$137,008	$130,892	$484,351	$444,988
Stock-based compensation[1]	—	871	—	23,389
Expenses related to the initial public offering[2]	—	—	—	2,563
Adjusted EBITDAR excluding special items	$137,008	$131,763	$484,351	$470,940

Adjusted net earnings (loss) - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Year ended
	April 30, 2013	April 30, 2014	April 30, 2013	April 30, 2014
Net loss attributable to controlling interest	$(34,830)	$(23,224)	$(119,436)	$(172,548)
Stock-based compensation[1]	—	871	—	23,389
Expenses related to the initial public offering[2]	—	—	—	2,563
Asset impairments	5,763	2,977	29,981	25,933
Loss on disposal of assets	6,464	4,688	15,483	6,631
Foreign exchange loss (gain)	18,365	(18,448)	11,383	6,028
Debt extinguishment[3]	—	7,668	—	7,668
Unrealized loss (gain) on derivatives	(6,479)	11,878	405	3,647
Adjusted net loss	$(10,717)	$(13,590)	$(62,184)	$(96,689)

(1) Stock-based compensation relates to the expense of prior equity plans triggered by the initial public offering.
(2) Expenses related to the initial public offering, including costs related to restructuring our compensation plan.
(3) Loss on extinguishment incurred on the redemption of $130.0 million of our senior secured notes at a redemption price of 103% of the principal amount.

Reconciliation of Adjusted EBITDAR excluding special items to Adjusted Net Loss
(Expressed in thousands of United States dollars, except share and per share amounts)
(Unaudited)

	Three months ended		Year ended
	April 30, 2013	April 30, 2014	April 30, 2013	April 30, 2014
Adjusted EBITDAR excluding special items	$137,008	$131,763	$484,351	$470,940
Helicopter lease and associated costs	(52,346)	(61,232)	(201,736)	(227,893)
Depreciation	(47,280)	(38,415)	(131,926)	(144,573)
Restructuring	(2,359)	—	(10,976)	—
Debt extinguishment	—	7,668	—	7,668
Unrealized loss (gain) on derivatives	(6,479)	11,878	405	3,647
Interest on long-term debt	(33,250)	(35,586)	(127,199)	(153,222)
Other financing charges	3,706	(21,638)	(18,729)	(23,253)
Income tax expense	(3,846)	(10,885)	(54,452)	(28,374)
Earnings from discontinued operations, net of tax	1	—	1,025	—
Loss (earnings) attributable to non-controlling interests	(5,872)	2,857	(2,947)	(1,629)
Adjusted net loss	$(10,717)	$(13,590)	$(62,184)	$(96,689)
Issued share count at April 30, 2014	77,519,484	79,845,327	77,519,484	78,086,607